Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT
     SECOND AMENDMENT TO CREDIT AGREEMENT (hereinafter referred to as the “Amendment”) executed to be effective as of September 11, 2007, by and among CARRIZO OIL & GAS, INC., a Texas corporation (“Borrower”), certain subsidiaries of Borrower, as Guarantors (in such capacity, “Guarantors”), the LENDERS party hereto (the Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in its such capacity, “Administrative Agent”). Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).
WITNESSETH:
     WHEREAS, Borrower, Guarantors, Administrative Agent and Lenders have entered into that certain Credit Agreement, dated as of May 25, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
     WHEREAS, Borrower has requested that Administrative Agent and Lenders amend the Credit Agreement to, among other things, (i) permit additional investments and (ii) increase the Borrowing Base and Conforming Borrowing Base; and
     WHEREAS, Administrative Agent and Lenders have agreed to do so on the terms and conditions hereinafter set forth;
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and Lenders hereby agree as follows:
SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.
     1.1 Additional Definitions. The following definitions shall be and they hereby are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:
     “Conforming Date” means November 1, 2008.
     “Second Amendment Effective Date” means September 11, 2007.
     1.2 Amended Definitions. The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended in their entirety to read as follows:
     “Borrowing Base Usage” means, as of any date and for all purposes, the quotient, expressed as a percentage, of (i) the Aggregate Credit Exposure as of such date, divided by (ii) the Conforming Borrowing Base as of such date.
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     “Conforming Borrowing Base” means, at any time, an amount equal to the amount determined in accordance with Section 3.01, as the same may be redetermined, adjusted or reduced from time to time pursuant to Section 3.02, Section 3.03, Section 3.04 and Section 3.05 or as otherwise adjusted or redetermined pursuant to Section 7.04, provided that (i) in no event shall the Conforming Borrowing Base exceed the Borrowing Base and (ii) in the event no Conforming Borrowing Base is designated pursuant to Article III or Section 7.04, the Conforming Borrowing Base shall be deemed equal to the Borrowing Base.
     1.3 Deleted Definition. The defined term “Adjustment Percentage” and the definition thereof shall be and it hereby is deleted from Section 1.01 of the Credit Agreement.
     1.4 Proposed Borrowing Base and Proposed Conforming Borrowing Base. The last sentence of Section 3.01 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:
     Promptly after the receipt by the Administrative Agent of such Reserve Report and Borrower’s requested amount for the Borrowing Base, the Administrative Agent shall submit to the Lenders a recommended amount of the Borrowing Base and, with respect to any Redetermination prior to the Conforming Date, the Conforming Borrowing Base as of the next Redetermination Date; provided that no Redetermination of the Conforming Borrowing Base shall be required after the Conforming Date.
     1.5 Scheduled Redeterminations of the Borrowing Base and Conforming Borrowing Base. The first sentence of Section 3.02 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:
     Based in part on the Reserve Reports made available to the Administrative Agent and the Lenders pursuant to Section 3.01, the Lenders shall redetermine the Borrowing Base on or prior to the next Redetermination Date and, if such Redetermination Date is prior to the Conforming Date, the Conforming Borrowing Base (or such date promptly thereafter as reasonably possible based on the engineering and other information available to the Lenders).
     1.6 Borrowing Base Adjustments. Section 3.05 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:
     (a) In the event the Redetermination of the Borrowing Base is not made on or prior to January 1, 2008, as a result of the Borrower failing to comply with the requirements of this ARTICLE III with respect to such Redetermination on the dates required without giving effect to any grace or cure period provided in ARTICLE IX with respect to such failure, the Borrowing Base shall be reduced by $3,000,000 on January 1, 2008 and by $3,000,000 on the first day of each month thereafter (the “Monthly Reduction”) until the Borrowing Base and Monthly Reduction are otherwise redetermined pursuant to this Article III.
     (b) In the event the outstanding principal balance of the Indebtedness under the Second Lien Facility exceeds $225,000,000 at any time after the First Amendment Effective Date, the Borrowing Base then in effect shall be reduced by $1.00 for every $4.00 of such additional Indebtedness as of the date such additional Indebtedness is incurred.
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     1.7 Notice of Redetermination. Section 3.06 of the Credit Agreement shall be and hereby is amended in its entirety to read as follows:
     Section 3.06 Notice of Redetermination. Promptly following any Redetermination of the Borrowing Base or the Conforming Borrowing Base, the Administrative Agent shall notify the Borrower of the amount of the redetermined Borrowing Base, Conforming Borrowing Base and Monthly Reduction, which Borrowing Base, Conforming Borrowing Base and Monthly Reduction shall be effective as of the date specified in such notice, and such Borrowing Base, Conforming Borrowing Base and Monthly Reduction shall remain in effect for all purposes of this Agreement until the next Redetermination.
     1.8 Investment Basket. Clause (n) of Section 7.05 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:
     (n) any other investments in any Person having an aggregate fair market value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (n) do not exceed $30,000,000; provided that not more than $20,000,000 of such investments may be made with the proceeds of Loans and any such investments made in excess of $20,000,000 must be made with the proceeds of cash equity offerings of the Borrower after the Second Amendment Effective Date.
     1.9 Amendments and Waivers. The first sentence of Section 11.02(b) of the Credit Agreement shall be and it hereby is amended by replacing “August 1, 2007” with “the Conforming Date”.
     1.10 Redetermined Borrowing Base; Conforming Borrowing Base. This Amendment shall constitute a notice of the redetermination of the Borrowing Base and the Conforming Borrowing Base pursuant to Section 3.03 of the Credit Agreement and Administrative Agent hereby notifies Borrower that, as of the Second Amendment Effective Date, the redetermined Borrowing Base is $117,000,000, and the redetermined Conforming Borrowing Base is $100,000,000.
     1.11 Amendment to Schedule. Schedule 2.01 of the Credit Agreement shall be and it hereby is amended in its entirety by substituting Schedule 2.01 which is attached hereto.
     1.12 Consent and Waiver. Notwithstanding anything to the contrary in Section 3.01 or Section 6.01(e) of the Credit Agreement, Administrative Agent and each Lender hereby consents the extension of the deadline for delivery of the Reserve Report required as of September 1, 2007 (the “September 2007 Reserve Report”) to November 15, 2007 and the date of the Scheduled Redetermination to be made based on such Reserve Report to December 1, 2007. As requested by Borrower, the Lenders hereby waive the Event of Default pursuant to Article IX, clause (d) or clause (e) of the Credit Agreement arising as a result of Borrower’s failure to deliver the September 2007 Reserve Report on or before September 1, 2007. The foregoing waiver is expressly limited as follows: (a) such waiver is limited to the failure to deliver the September 2007 Reserve Report and (b) such waiver is a limited, one-time waiver, and nothing contained herein shall obligate any Lender to grant any additional or future waiver
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of Sections 3.01 or 6.01(e) of the Credit Agreement for any other Reserve Report or grant any additional or future waiver of any other provision of the Credit Agreement or any other Loan Document.
SECTION 2. Assignment of Commitments and Loans. JPMorgan Chase Bank, N.A., as a Lender, has agreed to assign a portion of its Commitment and the Loans to Guaranty Bank. After such assignment of the Commitments and the Loans on the date hereof, Guaranty Bank and JPMorgan Chase Bank, N.A. shall own the Applicable Percentages set forth on Schedule 2.01 of this Amendment. With respect to such assignment, Guaranty Bank shall be deemed to have acquired the Commitments and Loans allocated to it from JPMorgan Chase Bank, N.A., as a Lender, pursuant to the terms of the Assignment and Assumption Agreement attached as “Exhibit A” to the Credit Agreement as if Guaranty Bank and JPMorgan Chase Bank, N.A., as a Lender, had executed an Assignment and Assumption Agreement with respect to such allocation. The funds delivered to Administrative Agent by Guaranty Bank shall be allocated such that after giving effect to such allocation each of the Lenders shall own the Commitment Percentages set forth on Schedule 2.01 to the Credit Agreement. Borrower and the Administrative Agent hereby consent to such assignment.
SECTION 3. Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment, the consent and waiver contained in Section 1 of this Amendment and the assignment contained in Section 2 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.
     3.1 Execution and Delivery. Each Credit Party, each Lender, including Guaranty Bank, and the Administrative Agent shall have executed and delivered this Amendment.
     3.2 No Default. No Default shall have occurred and be continuing or shall result from effectiveness of this Amendment.
     3.3 No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2006.
     3.4 Fees. Borrower shall have paid to the Administrative Agent, for the benefit of the Lenders, fees payable in the amounts and at the times separately agreed upon between the Administrative Agent and the Borrower.
     3.5 Note. Borrower shall have executed and delivered a promissory note payable to Guaranty Bank in accordance with Section 2.08(e) of the Credit Agreement.
     3.6 Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.
SECTION 4. Representations and Warranties of Borrower. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:
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     4.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments herein, each representation and warranty of the Borrower contained in the Credit Agreement or in any of the other Loan Documents is true and correct in all material respects as of the Second Amendment Effective Date (except to the extent such representations and warranties specifically refer to an earlier date).
     4.2 Corporate Authority; No Conflicts. The execution, delivery and performance by the Borrower (to the extent a party hereto or thereto) of this Amendment and all documents, instruments and agreements contemplated herein are within Borrower’ corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon Borrower or result in the creation or imposition of any Lien upon any of the assets of Borrower except for Permitted Liens and otherwise as permitted in the Credit Agreement.
     4.3 Enforceability. This Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.
SECTION 5. Miscellaneous.
     5.1 Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. Borrower hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of Borrower under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.
     5.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     5.3 Legal Expenses. Borrower hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.
     5.4 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. However, this Amendment shall bind no party until Borrower, the Lenders, and the Administrative Agent have executed a counterpart. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
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     5.5 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     5.6 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
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     IN WITNESS WHEREOF, the parties have caused the Second Amendment to Credit Agreement to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER:

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling

Name: Paul F. Boling
Title: Vice President and Chief Financial Officer

GUARANTORS:

CCBM, INC.

By:	/s/ Paul F. Boling

Name: Paul F. Boling
Title: Vice President

CLLR, INC.

By:	/s/ Paul F. Boling

Name: Paul F. Boling
Title: Vice President

ADMINISTRATIVE AGENT AND LENDER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ Kimberly A. Coil

Name:	Kimberly A. Coil
Title:	Vice President
Second Amendment to Credit Agreement
Signature Page

GUARANTY BANK
as a Lender

By:	/s/ Kelly L. Elmore III

Name:	Kelly L. Elmore III
Title:	Senior Vice President
Second Amendment to Credit Agreement
Signature Page

SCHEDULE 2.01
Applicable Percentages And Commitments

		Applicable		Maximum
Lender	Title	Percentage	Commitment[1]	Facility Amount
JPMorgan Chase Bank,	Administrative Agent	55.555556%	$65,000,000	$111,111,112
National Association
10 SouthDearborn, Fl 7
Mail Code IL1-0010
Chicago, Illinois 60603-2003
Attention: Marlene Zanoria
Telephone: (312) 385-7071
Facsimile: (312) 385-7096
marlene.e.zanoria@jpmchase.com

With a copy to:

JPMorgan Chase Bank, N.A.
712 Main Street
8th Floor, South
Houston, Texas 77002
Attention: Jo Linda Papadakis
Telephone: (713) 216-7743
Facsimile: (713) 216-7770
jo.l.papadakis@jpmorgan.com

Guaranty Bank		44.444444%	$52,000,000	$88,888,888
333 Clay Street Suite 4400 Houston, TX 77002 Attention: Kelly L. Elmore III Telephone: (713) 890-8849 Facsimile: (713) 890-8868 kelly.elmore@guarantybank.com

TOTAL		100.00000%	$117,000,000	$200,000,000

[1]	As of the Second Amendment Effective Date and subject to adjustment as a result of changes in the Borrowing Base.
Second Amendment to Credit Agreement